                                                                    EXHIBIT 99.1

ON2 TECHNOLOGIES, INC. Q2 REVENUES RISE 61%

NEW YORK, NY (JULY 29, 2003). On2 Technologies, Inc. today announced that its revenue for the second quarter of 2003 was $827,000, a 61% increase from second quarter 2002 revenue. Operating expenses for the second quarter of 2003 were $1,398,000, a decline of 50% from operating expenses for the second quarter of 2002. The Net Loss for the second quarter of 2003 was $518,000 ($.01 per share), compared to the net loss of $2,277,000 ($.04 per share) for the second quarter of 2002.

For the year to date through June 30, 2003, revenue rose 23% over the first six months of 2003 to $2,110,000, while operating expenses declined 47% to $2,833,000. The Net Loss for the first half of 2003 was $687,000 ($0.01 per share) compared to $3,671,000 ($0.08 per share) for the first six months of 2002.

A reconciliation of Net Loss (GAAP) to EBITDA for Q2 and the first half of 2003 compared to the comparable periods last year is as follows:

                                      THREE MONTHS ENDED                SIX MONTHS ENDED
                                           JUNE 30                          JUNE 30
                                   2003             2002             2003             2002
                                 ---------       -----------       ---------       -----------
Net loss (GAAP)                  $(518,000)      $(2,277,000)      $(687,000)      $(3,671,000)

Interest                            18,000            (1,000)         34,000            (2,000)
Taxes                                4,000             5,000           6,000            18,000
Depreciation & Amortization        226,000           412,000         476,000           814,000
                                 ---------       -----------       ---------       -----------
                                   248,000           416,000         516,000           830,000
                                 ---------       -----------       ---------       -----------
EBITDA loss                      $(270,000)      $(1,861,000)      $(171,000)      $(2,841,000)
                                 =========       ===========       =========       ===========

Working capital on June 30, 2003 was more than double working capital on December 31, 2002, due to large increases in cash and accounts receivable. The company said that it expects working capital to continue to increase over the next three months and that working capital should be in excess of $5,000,000 by mid August, which would be more than 6 times working capital on Dec. 31, 2002.

"We believe that the current balance sheet is in excellent condition," said Mark
J. Meagher, On2's Chief Financial Officer. "Our ratio of current assets to current liabilities has never been this good and we believe that activities in the third quarter relating to warrant exercise, option exercise and the contemplated sale of shares to E-World will only improve the ratio," Mr. Meagher added.

"Largely due to the product development cycle in our industry, the second quarter is traditionally the company's weakest quarter. Given this, and that travel to Asia was severely restricted from April to the end of June, we are very happy with these results," said Douglas A. McIntyre, Chairman, President and Chief Executive Officer of On2.

Forward Looking Guidance

The Company announced that it has reaffirmed its previously announced financial guidance for the fiscal year ending December 31, 2003. The Company also expects to announce two to three arrangements with consumer electronics and set-top companies in Asia within the next thirty to sixty days. These contracts are expected to include both initial license fees and future royalties that relate to deployment of products. The company believes that the deployments relating to these arrangements could begin as early as the fourth quarter of 2003. If this occurs, the company believes that annual revenue for 2003 could rise to as much as $1 million over its previously announced financial guidance and that the Company could achieve its first positive annual Net Income.

"The Company is now in a position to achieve long term success. We expect Beijing E-world to begin product deployments in early 2004. As mentioned above, we also expect product deployments this year by several other customers. If these deployments do in fact begin on schedule, we would expect revenue acceleration above previously announced financial guidance in the later half of this year and even more dramatic improvements next year," Mr. McIntyre added.

The company will host a conference call and a live webcast regarding its second quarter results at 5:00 p.m. EST on July 29:

To access the live webcast, please use the following:
http://www.vcall.com/CEPage.asp?ID=84245

The dial-in information for the conference call is as follows:

Live Participant Dial In (Toll Free): 877-407-9205
Live Participant Dial In (International): 201-689-8054

Replay Number (Toll Free): 877-660-6853
Replay Number (International): 201-612-7415
Replay Passcodes (both required for playback):
Account #: 1628
Confirmation #: 71631
Teleconference Replay Available For: 24 HOURS

The earnings release and related financial information to be discussed during the conference call will be available on the company's website at http://www.on2.com/releases.

ABOUT ON2 TECHNOLOGIES, THE DUCK CORPORATION

On2 Technologies (AMEX: ONT) is a leading technology firm at the forefront of video compression. The Company revolutionized video encoding with the creation of its advanced full-motion, full-screen, video compression and streaming technology (TrueMotion(R) VP4/VP5/VP6). On2 licenses its high quality video codecs for use in set-top boxes, consumer electronics devices and wireless applications. In addition, On2 offers a suite of products and services, including high-level video encoding, customized technical support, and consulting/integration services. Located in New York City, the Company has an office in Clifton Park, NY, and operations in Cambridge, UK. On2 may be reached at 21 Corporate Drive, Suite 103, Clifton Park, NY 12065 or info@on2.com or sales@on2.com.

FOR MORE INFORMATION CONTACT ON2:

Mark Meagher

646-292-3533, or mmeagher@on2.com

This release contains statements that constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements relating to future financial and business results, specifically, the prospects of achieving previously announced financial guidance, the potential for the Company entering into arrangement with Asian set-top box and consumer electronics companies (and, if such arrangements are entered into, the nature of such arrangements), the potential of the Company to surpass previously announced financial guidance, the nature and timing of future product deployments, (if any), expectations as to the future ratio of current assets to current liabilities and expectations as to future working capital amounts. These forward-looking statements are subject to the safe harbor provisions of the aforementioned Sections and the Private Securities Litigation Reform Act of 1995. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve potential risks and uncertainties including those described in our filings with the SEC, and that the actual results or developments may differ materially from those in the forward-looking statements as a result of various factors. Potential risks and uncertainties include, but are not limited to, general economic conditions, competition in the compression technology industry and the company's history of operating losses. We have based these forward-looking statements on information currently available and disclaim any intention or obligation to update or revise any forward-looking statement.

                 ON2 TECHNOLOGIES, INC.
      Unaudited Condensed Consolidated Statements of Operations

                                                             THREE MONTHS ENDED JUNE 30,           SIX MONTHS ENDED JUNE 30,
                                                          -------------------------------       -------------------------------
                                                              2003               2002               2003              2002
                                                          ------------       ------------       ------------       ------------
Revenue                                                   $    827,000       $    514,000       $  2,110,000       $  1,716,000

Operating expenses (A):
  Cost of revenue                                              438,000            736,000            842,000          1,208,000
  Research and development                                     291,000            701,000            616,000          1,392,000
  Sales and marketing                                          107,000            369,000            192,000            739,000
  General and administrative                                   562,000            951,000          1,183,000          1,990,000
  Impairment of goodwill and other intangible assets                --             30,000                 --             30,000
                                                          ------------       ------------       ------------       ------------
    Total operating expenses                                 1,398,000          2,787,000          2,833,000          5,359,000
                                                          ------------       ------------       ------------       ------------

    Loss from operations                                      (571,000)        (2,273,000)          (723,000)        (3,643,000)

Interest and other income (expense), net                        57,000              1,000             42,000            (10,000)
                                                          ------------       ------------       ------------       ------------
    Loss before provision for income taxes                    (514,000)        (2,272,000)          (681,000)        (3,653,000)

Provision for income taxes                                       4,000              5,000              6,000             18,000
                                                          ------------       ------------       ------------       ------------
    Net loss                                              $   (518,000)      $ (2,277,000)      $   (687,000)      $ (3,671,000)
                                                          ============       ============       ============       ============
Basic and diluted net loss per common share               $      (0.01)      $      (0.04)      $      (0.01)      $      (0.08)
                                                          ============       ============       ============       ============
Weighted average basic and diluted
common shares outstanding                                   62,956,000         50,684,000         61,291,000         46,781,000
                                                          ============       ============       ============       ============


(A) Operating expenses include depreciation of fixed assets and amortization of intangible assets that amount to the following in the aggregate:

        -- $226,000 for the three months ended June 30, 2003 -- $412,000 for the three months ended June 30, 2002 -- $476,000 for the six months ended June 30, 2003 -- $814,000 for the six months ended June 30, 2002

                ON2 TECHNOLOGIES, INC.
         Condensed Consolidated Balance Sheets

                        ASSETS                    JUNE 30, 2003     DECEMBER 31, 2002
                                                  -------------     -----------------
                                                  (unaudited)
Current assets:
Cash and cash equivalents                           $1,012,000         $  553,000
Accounts receivable                                  1,150,000            601,000
Prepaid expenses and other current assets              175,000            101,000
                                                    ----------         ----------
Total current assets                                 2,337,000          1,255,000

Property and equipment, net                            207,000            353,000
Purchased technology, net                              150,000            463,000
Other assets                                            25,000              9,000
                                                    ----------         ----------
Total assets                                        $2,719,000         $2,080,000
                                                    ==========         ==========

LIABILITIES AND STOCKHOLDERS EQUITY

Current liabilities:
Accounts payable and accrued expenses               $  363,000         $  520,000
Deferred revenue                                        60,000                 --
Current portion of capital lease obligations             4,000              4,000
                                                    ----------         ----------
Total current liabilities                              427,000            524,000

Long term portion of capital lease obligations           3,000              5,000
Convertible debentures                                 580,000            569,000

Stockholders' equity                                 1,709,000            982,000
                                                    ----------         ----------
Total liabilities and stockholders' equity          $2,719,000         $2,080,000
                                                    ==========         ==========